AMENDED AND RESTATED BYLAWS
OF
CHINA BOTANIC PHARMACEUTICAL INC.
a Nevada corporation

(as amended and restated, except to Section 2 of Article II, as of January 6, 2012)

ARTICLE I: OFFICES

Section 1.   Registered Office and Registered Agent. The registered office of China Botanic Pharmaceutical Inc. (the “corporation”) in Nevada shall be located at 2215-B Renaissance Drive, Las Vegas, NV 89119 and the registered agent shall be CSC Services of Nevada, Inc., unless and until changed by determination of the board of directors.

Section 2.   Locations of Offices. The corporation may also have offices at such other places within or without of the State of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

Section 3.   Books and Records. The board of directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the corporation (other than stock ledger), or any of them, shall be open to the inspection of the shareholders. No shareholder shall have any right to inspect any account, book or document of the corporation except at a time conferred by statute, unless authorized by a resolution of the board of directors.

ARTICLE II: DIRECTORS

Section 1.   General Powers. Subject to the provisions of the Nevada Revised Statutes (hereinafter, the “Act”), the business of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 2.    Number and Qualification of Directors. The authorized number of directors of the corporation shall be at least one (1) but not more than nine (9) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Section 2 of Article II of these Bylaws, as amended, adopted by the vote or written consent of shareholders entitled to exercise majority voting power as provided in the Act.

Section 3.   Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum of the Whole Board, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4.   Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or without of the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

Section 5.   Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, president or any two directors. The person(s) authorized to call special meetings of the board of directors may fix any place, either within or without of the State of Nevada, as the place for holding any special meeting of the board of directors so called.

Section 6.   Meetings by Telephone Conference Call. Members of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of telephone conference or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 7.   Notice. Notice of any special meeting shall be given at least 24 hours prior thereto by written notice delivered in person or by telephone, mail addressed to such director at the director’s address as it appears on the records of the corporation, facsimile, electronic mail or by other means of electronic communication. Each director shall register his or her various mail, electronic mail, facsimile or other addresses and telephone number(s) with the secretary for purpose of receiving notices. Any such notice shall be deemed to have been given as of the date so personally delivered or sent by facsimile transmission or as of the day following dispatch by overnight courier. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. An entry of the service of notice given in the manner and at the time provided for in this section may be made in the minutes of the proceedings of the board of directors, and such entry, if read and approved at a subsequent meeting of the board of directors, shall be conclusive on the issue of notice.

Section 8.   Quorum. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that the directors present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by a majority of the required quorum for such meeting. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 9.   Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, and individual directors shall have no power as such.

Section 10.   Compensation. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

Section 11.   Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12.   Resignations. A director may resign at any time by delivering a written resignation to either the Whole Board, the president, secretary or assistant secretary. The resignation shall become effective upon giving such notice, unless such notice specifies a later time for the effectiveness of such resignation.

Section 13.   Written Consent to Action by Directors. Any action required or which may be taken at a meeting of the directors of the corporation or of a committee of the board of directors, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee of the board of directors, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee and shall be filed with the proceedings of the board of directors.

Section 14.   Removal. Subject to any limitations set forth in the Articles of Incorporation, at a meeting expressly called for that purpose, one or more directors may be removed by a vote not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

ARTICLE III: SHAREHOLDERS

Section 1.   Annual Meeting. The annual meeting of the shareholders shall be held at such time and place within or without of the State of Nevada as is designated by the board of directors and as is provided for in the notice of the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2.   Special Meeting. Special meeting of the shareholders may be called by the board of directors, chairman of the board, if one is so appointed, by the chief executive officer or president, or by any two directors. At any time special meeting of the shareholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

Section 3.   Place of Meetings. The board of directors may designate any place, either within or without of the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the board of director. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without of the State of Nevada, as the place for the holding of such meeting. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.

Section 4.   Notice of Meetings. The secretary or assistant secretary, if any, shall cause notice of the time, place, and purpose or purpose of all meetings of the shareholders (whether annual or special), to be mailed at least 10 but not more than 60 days prior to the meeting, to each shareholder of record entitled to vote. Except as otherwise provided herein or permitted by applicable law, notice to shareholders shall be in writing and delivered personally, by electronic transmission as permitted by law, or mailed to the shareholders at their address appearing on the books of the corporation.

Section 5.   Waiver of Notice. Any shareholder may waive notice of any meeting of shareholders (however called or noticed, whether or not called or noticed, and whether before, during, or after the meeting) by signing a written waiver of notice or a consent to the holding of such meeting or any approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether waiver, consent, or approval is signed or any objections are made, unless attendance is solely for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 6.   Fixing Record Date. For the purpose of (i) determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting; (ii) shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock; or (iii) for the purpose of any other lawful action, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote as a meeting, the day preceding the date on which notice of meeting is mailed shall be the record date. For any other purpose, the record date shall be the close of business on the date on which the resolution of the board of directors pertaining thereto is adopted. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. Failure to comply with this section shall not affect the validity of any action taken at a meeting of shareholders.

Section 7.   Voting Lists. The officers of the corporation shall cause to be prepared from the stock ledger at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal executive office of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The original stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 8.   Quorum. Unless otherwise provided in the Articles of Incorporation, stock representing a majority of the voting power of all outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 60 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 9.    Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any matter brought before such meeting, unless the matter is one which by express provision of the statutes of the State of Nevada or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such matter.

Section 10.   Voting of Stock. Unless otherwise provided in the Articles of Incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, subject to the modification of such voting rights of any class or classes of the corporation’s capital stock by the Articles of Incorporation.

Section 11.     Proxies. At each meeting of the shareholders, each shareholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the stock so held, and the persons whose shares are pledged shall be entitled to vote, unless the transfer by the pledgor in the books and records of the corporation shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his proxy, may represent such stock and vote thereon. No proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period.

Section 12.   Inspectors of Election. There shall be appointed at least one inspector of the vote(s) taken at any meeting. Such inspector(s) shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of ability. Unless appointed in advance of any such meeting by the board of directors, such inspector(s) shall be appointed for the meeting by the presiding officer. No director nor candidate for the office of director shall be appointed as such inspector. Such inspector(s) shall be responsible for tallying and certifying each vote required to be tallied and certified by such inspector(s), as provided in the resolution of the board of directors appointing the inspector(s) or as designated upon appointment by the officer presiding at such meeting, as the case may be.

Section 13.   Election of Directors. At all meetings of the shareholders at which directors are to be elected, except as otherwise set forth in any preferred stock designation (as defined in the Articles of Incorporation) with respect to the right of the holders of any class or series of preferred stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast at the meeting. The election need not be by ballot unless any shareholder so demands before the voting begins. Except as otherwise provided by law, the Articles of Incorporation, any preferred stock designation, or these bylaws, all matters other than the election of directors submitted to the shareholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

Section 14.   Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the board of directors, including any committee authorized to do so by the board of directors or these Bylaws, or (ii) by any shareholder who complies with applicable laws and regulations promulgated under the Securities Exchange Act of 1934, as amended, and was a beneficial owner of shares of the corporation at the time of giving the notice provided in this Section 14 and entitled to vote for the election of directors at a meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the board of directors, shall be made by timely notice in writing to the secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than 120 nor more than 150 days before the anniversary of the date that the Corporation delivered its proxy materials for the prior year’s annual meeting; provided, however, that in the event that no annual meeting was held in the preceding year or the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the annual meeting was mailed or publicly disclosed, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the special meeting was mailed or public disclosed.  Such shareholder’s notice shall set forth (a) as to each person whom such shareholder proposed to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”)(including each such person’s written consent to serve as a director if elected), and (b) such information as required pursuant to Section 16 of this Article V. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of that proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this section. The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions, and if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

Section 15.   Business at Annual Meeting. At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholders notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 nor more than 90 days before the anniversary of the date that the Corporation delivered its proxy materials for the prior year’s annual meeting; provided, however, that in the event that no annual meeting was held in the preceding year or the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosed. A shareholder’s notice to the secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), (c) a statement of the shareholder’s reason for desiring such business to be brought before the meeting), (d) any material interest of such shareholder in such business, and such information required as provided in Section 16 of this Article V. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section or in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act. The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions, and if such presiding officer should so determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and if such presiding officer should so determine, such presiding officer shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

Section 16.   Additional Requirement for Valid Nomination of Candidates or Business at an Annual Meeting. In connection with Sections 14 and 15 of this Article V, as to the shareholder giving the notice and the beneficial owner (as such term is defined in Rule 16a-1(b) under the Exchange Act), if any, on whose behalf the nomination or proposal is made shall set forth in the notice to the secretary of the corporation pursuant Sections 14 and 15: (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (2) otherwise to solicit proxies from shareholders in support of such proposal or nomination.  Notwithstanding the foregoing provisions of Sections 14, 15 and 16 of this Article V, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 14, 15, and 16 of this Article V. Nothing in this Sections 14, 15 and 16 of this Article V shall be deemed to affect any rights of shareholders (a) to request inclusion of proposals of business in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any series of preferred stock that may be issued from time to time to elect directors pursuant to any applicable provisions of the article of incorporation.

Section 17.    Business at Special Meeting. At any special meeting of the shareholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

Section 18.   Written Consent to Action by Shareholders. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE IV: OFFICERS

Section 1.     Number; Positions. The officers of the corporation shall be appointed by the board of directors and shall consist of at least a chief executive officer and/or a president, a secretary and chief financial officer (treasurer). The board of directors may also choose a chairman of the board, a chief operating officer, one or more vice-presidents and one or more assistant secretaries and assistant treasurers and such other officers with such titles and duties as shall be determined by resolution of the board of directors.

Section 2.   Election, Term of Office, and Qualifications. The officers shall be chosen by the board of directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the board of directors, officers may be chosen at any regular or special meeting of the board of directors. Each such officer (whether chosen at an annual meeting of the board of directors to fill a vacancy or otherwise) shall hold office until the next ensuing annual meeting of the board of directors or until such successor shall have been chosen and qualified, or until death, resignation or removal in the manner provided in these bylaws. Any one person may hold any two or more offices, except that the president shall not also be the secretary. No person holding two or more offices shall execute any instrument in the capacity of more than one office. The chairman of the board, if any, shall be and remain a director of the corporation during the term of office. No other officer need be a director.

Section 3.   Subordinate Officers, Etc. The board of directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the board of directors from time to time may determine. The board of directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be shareholders or directors.

Section 4.   Resignations. Any officer may resign at any time by delivering a written resignation to the board of directors, the president, or the secretary. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 5.    Removal. Any officer may be removed from office at any meeting of the board of directors, by the vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of Section 3 of this Article IV may also be removed, either with or without cause, by any officer on whom such power of removal shall have been conferred by the board of directors.

Section 6.   Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause or if a new office shall be created, then such vacancies or newly created offices may be filled by the board of directors at any regular of special meeting.

Section 7.   The Chairman of the Board. The chairman of the board, if there shall be such an officer, shall preside at all meetings of the board of directors and shareholders and exercise and perform all such other powers and duties as may from time to time be assigned to him/her by the board of directors or prescribed by the bylaws.

Section 8.   The Chief Executive Officer. The chief executive officer, if there shall be such an officer, shall be the chief executive of the corporation, shall preside at all meetings of the shareholders and the board of directors in the absence of a chairman of the board, and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, if any, except when required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 9.   The President. In the event no chief executive officer is appointed, or in the event that the chief executive officer appointed by the board of directors is unable to act, or refuses to act, the president, if there shall be such an officer, shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president shall also perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 10.    The Vice-Presidents. In the absence or disability of a chief executive officer and/or the president, the vice president or vice presidents in order of their rank as may be fixed by the board of directors or, if not ranked, the executive vice president, if so designated, shall perform all the duties of the chief executive officer and/or president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president and/or chief executive officer. Each vice president shall have such other powers and shall perform such other duties as from time to time may be prescribed for him or her by the board of directors, the bylaws, and the president or chief executive officer.

Section 11.    The Secretary. The secretary shall keep, or cause to be kept, at the principal office of the corporation, or such other place as the board of directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meeting and the proceedings thereof. The secretary shall be the custodian of the records and of the seal of the corporation, if any, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with the bylaws, and when so affixed, the secretary may attest the same. The secretary also shall see that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed; shall have charge of the stock ledger and books of the corporation and cause such books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names and the addresses of the holders of record thereof, the amount of stock held by each older and time when each became such holder of record and he shall exhibit at all reasonable times to any director, on application, the original or duplicate stock ledger and shall cause the stock ledger to be kept and exhibited at the principal office of the corporation, or at such other place as the board of directors shall determine, in the manner and for the purpose provided; shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and shall perform in general all duties incident to the office of secretary and such other duties as are prescribed by the bylaws or as from time to time may be assigned by the board of directors, the chief executive officer or president.

Section 12.   The Chief Financial Officer. The chief financial officer shall also be known as the treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The treasurer shall be responsible for the proper disbursement of the funds of the corporation as may be ordered by the board of directors, the chief executive officer or the president and shall render to the president, chief executive officer or board of directors, whenever requested, an account of all of transactions performed as treasurer and of the financial condition of the corporation. The treasurer shall prepare a proper annual budget of income and expenses for each calendar year, revised quarterly, for approval of or revision by the board of directors and shall be responsible for the handling of finances in connection therewith and shall have such other powers and shall perform such other duties as may be prescribed by the board of directors, chief executive officer or president.

ARTICLE V: CAPITAL STOCK

Section 1.   Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the chief executive officer, president or any vice-president and the secretary, assistant secretary or chief financial officer or assistant therefor, and affixed with the seal (which may be a facsimile, engraved or printed) of the corporation, if any, certifying the number and kind, class, or series of stock owned in the corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such chief executive officer, president, vice-president, secretary, assistant secretary, chief financial officer or assistant therefor may be a facsimile. In case any officer who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon has not ceased to be such officer. Certificates representing stock of the corporation shall be in such form as provided by the statutes of the State of Nevada. There shall be entered on the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the stock represented thereby, the number and kind, class, or series of such stock, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked “canceled” with the date of cancellation.

Section 2.   Transfer of Stock. Transfers of stock of the corporation shall be made on the books of the corporation by the holder of record thereof or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments or transfer, representing such stock. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 3.    Regulations. Subject to the provisions of the Articles of Incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

Section 4.   Maintenance of Stock Ledger at Principal Place of Business. A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the board of directors shall determine, containing the names of original stock holders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each. Such stock ledgers shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

Section 5.   Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

Section 6.   Closing of Transfer Books and Fixing of Record Date.

(i)           The board of directors shall have power to close the stock ledgers of the corporation for a period of not to exceed 60 days preceding the date of any meeting of shareholders, the date for payment of any dividend, the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose.

(ii)           In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date, not less than 10 days and not exceeding 60 days preceding the date of any meeting of shareholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, a date in connection with obtaining any such consent, as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, entitled to receive payment of any such dividend, to any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

(iii)           If the stock ledgers shall be closed or a record date set for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for or such record date shall be at least ten days immediately preceding such meeting.

Section 7   Lost or Destroyed Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the corporation a bond in such form and amount as the board of directors may direct and with such surety or sureties as may be satisfactory to the board, and to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.

ARTICLE VI: EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 1.   Executive Committee. The board of directors, by resolution adopted by a majority of the Whole Board, may appoint from its membership an executive committee of not less than three members (whose members shall include the chairman of the board, if any, and the chief executive officer or president, one of whom shall act as chairman of the executive committee, as the board may designate). The board of directors shall have the power at any time to dissolve the executive committee, to change the membership thereof, and to fill vacancies thereon. When the board of directors is not in session, the executive committee shall have and may exercise all of the powers vested in the board of directors, except the following powers: to fill vacancies in the board of directors; to declare dividends or other distributions to shareholders; to adopt, amend, or repeal the Articles of Incorporation or the bylaws to approve any action that also requires shareholder approval; to amend or repeal any resolution of the board of directors which by its express terms is not so amendable or repealable; to fix the compensation of directors for serving on the board of directors or on any committee; to adopt an agreement of merger or consolidation under any provision of applicable law, to recommend to the shareholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets; to recommend to shareholders a dissolution of the corporation or a revocation of a dissolution; to recommend to shareholders an amendment of bylaws; to authorize the issuance of stock (provided that the executive committee may determine the number of shares of stock not in excess of the number of authorized to be issued by the board of directors and the amount of consideration for which such shares shall be issued); and to enter into any merger into or with another entity as permitted by applicable law.

Section 2.   Other Committees. The board of directors, by resolution adopted by a majority of the Whole Board, may appoint such other committees as it may, from time to time, deem proper and may determine the number of members, frequency of meetings, and duties thereof.

Section 3.   Proceedings. The executive committee and such other committees as may be designated hereunder by the board of directors may fix their own presiding and recording officer or officers and may meet at such place or places, at such time or times, and on such notice (or without notice) as it shall determine from time to time. Each committee may make rules for the conduct of its business as it shall from time to time deem necessary. It will keep a record of its proceedings and shall report such proceedings to the board of directors at the next succeeding meeting of the board of directors.

Section 4.   Quorum and Manner of Acting. At all meetings of the executive committee and of such other committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the executive committee and of such other committees as may be designated hereunder by the board of directors shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 5.   Resignations. Any member of the executive committee and of such other committees as may be designated hereunder by the board of directors may resign at any time by delivering a written resignation to either the chairman of the board, chief executive officer, president, secretary or to the presiding officer of such committee for which the member is resigning, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 6.   Removal. The board of directors may, by resolution, at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 7.   Vacancies. If any vacancy shall occur in the executive committee or of any other committee designated by the board of directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and continue to act, unless such committee consisted of more than one member prior to the vacancy or vacancies and is left with only one member as a result thereof. Such vacancy may be filled at any meeting of the board of directors.

ARTICLE VII: INSURANCE AND OFFICER AND DIRECTOR CONTRACTS

Section 1.   Indemnification: Third-Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that such person is or was an employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit, or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, such person had reasonable cause to believe that such conduct was not unlawful.

Section 2.     Indemnification: Corporate Actions. The corporation shall indemnify any persons who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that such person is or was an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3.    Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Sections 1 and 2 of this Article VII, unless ordered by a court, shall be made by the corporation only in the specific case on a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard or conduct set forth in Sections 1 and 2 of this Article VII. Such determination shall be made either (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (iii) by the shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose.

Section 4.   Advances. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officers to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the corporation as authorized by this section. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as the board of directors deems appropriate.

Section 5.    Scope of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, Sections 1, 2 and 4 of this Article VII: (i) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in official capacity and as to action in another capacity while holding such office; and (ii) shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee, or agent of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 6.   Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against any such liability.

Section 7.   Officer and Director Contracts. No contract or other transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction or solely because the vote or votes of each director or officer are counted for such purpose, if: (i) the material facts of the relationship or interest are disclosed or known to the board of directors or committee and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors may be less than a quorum; (ii) the material facts of the relationship or interest is disclosed or known to the shareholders and they approve or ratify the contract or transactions in good faith by a majority vote of the shares voted at a meeting of shareholders called for such purpose or written consent of shareholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders); or (iii) the contract or transaction is fair as to the corporation at the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

ARTICLE VIII: GENERAL PROVISIONS

Section 1.    Fiscal Year. The fiscal year of the corporation shall be determined by the board of directors of the corporation.

Section 2.     Dividends. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and subject to the terms and conditions provided by the Articles of Incorporation, if any; otherwise by resolution of the board of directors.

Section 3.   Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for payment of money of the corporation shall be signed, endorsed or accepted in the name of the corporation by such officer, officers, person or persons as from time to time may be designated by the board of directors or by an officer or officers authorized by the board of directors to make such designation.

Section 4.   Conflict with Applicable Law or Articles of Incorporation. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of the Articles of Incorporation.

Section 5.   Representation of Securities of Other Corporations. The chief executive officer or president, as the case may be, or in the event of either’s absence or inability to serve, the secretary, assistant secretary or chief financial officer of this corporation are authorized to vote, represent and exercise, on behalf of this corporation, all rights incidental to any and all securities of any other corporation standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all securities held by this corporation in any other corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

ARTICLE IX: AMENDMENTS

Section 1.   Amendment by Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if shareholder the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by amendment to the Articles of Incorporation.

Section 2.   Amendment by Directors. Subject to the rights of the shareholders to adopt, amend or repeal the Bylaws, as provided in Section 1 of this Article IX, and the limitations of the Act, the board of directors may adopt, amend or repeal any of these Bylaws other than an amendment to the Bylaws changing the authorized number of directors.

Section 3.    Record of Amendments. Whenever an amendment or new Bylaw is adopted, it shall be copied in the corporate book of Bylaws with the original Bylaws, in  the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the corporate book of Bylaws.

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